UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 4, 2017, Empire Resorts, Inc. (the “Company”) entered into an agreement (the “Settlement Agreement”) to issue 33,333 shares (the “Settlement Shares”) of its common stock to an individual (“Claimant”) as part of the settlement of a claim asserted in connection with Claimant’s alleged provision of services to the Company. Pursuant to the Settlement Agreement, subject to the satisfaction of certain conditions by each party, the Company is required to issue to Claimant the Settlement Shares on or before January 9, 2017. The Settlement Agreement provides for a mutual full release of all potential claims upon the Company’s delivery of such Settlement Shares to Claimant.

The offer and sale of the Settlement Shares (such transactions, collectively, the “Offering”) was effected as a takedown off the Company’s shelf registration statement on Form S-3 (File No. 333-214119), which became effective on November 17, 2016, pursuant to a base prospectus dated as of November 17, 2016 contained in such registration statement and a prospectus supplement filed with the Securities and Exchange Commission on January 6, 2017. The Company will not receive any proceeds from the Offering.

A copy of the opinion of Ellenoff Grossman & Schole LLP relating to the legality of the shares offered by the Company is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

5.1	Opinion of Ellenoff Grossman & Schole LLP

23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2017

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
Name:	Joseph A. D’Amato
Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Ellenoff Grossman & Schole LLP

23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)